Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33583, 333-40866, 333-91714, 333-101137, and 333-108474) of Nanometrics Incorporated of our reports dated March 14, 2006, relating to the consolidated financial statements, financial statement schedule and the effectiveness of Nanometrics Incorporated’s internal control over financial reporting, which appear in this Form 10-K.

BDO Seidman, LLP

San Francisco, California

March 23, 2006